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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10421, No. 333-86437, No. 333-18137, No.
333-28959, No. 333-104075, No. 333-113263 and No. 333-121798), and on Form S-3
(No. 333-108723, No. 333-108722 and No. 333-117793) of Western Wireless
Corporation of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
March 16, 2005